UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2017

EMBASSY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-53528	26-3339011
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA		18017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant tor Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2017, Embassy Bank for the Lehigh Valley (the “Bank”), the primary operating subsidiary of Embassy Bancorp, Inc. (the “Company”), executed a ground lease agreement with Pope Valley Properties, LLC (the “Lessor”) for a proposed new branch office to be located in the Borough of Macungie,  Lehigh County, Pennsylvania (the “Lease”).  The Lease requires that the parties diligently pursue all requisite governmental permits and approvals to allow for the construction and operation of a  branch office of the Bank.

The date of the Lease through the date on which the Lessor obtains municipal land development approval for the Bank to operate a branch with a drive-through facility is referred to as the “Interim Term”.  In connection with the execution of the Lease, the Bank paid to Lessor $15,000.00 as a rent deposit.

Upon the Lessor’s receipt of municipal land development approval, and the satisfaction of certain other contingencies described in the Lease, the parties will agree upon the commencement date and the length of the “Occupancy Term”.  During the Occupancy Term, the Bank shall pay to Lessor, in addition to certain maintenance, real estate taxes and other costs, the following annual base rent:

Years	Fixed Annual Rent

1-5	$78,000.00
6-10	$81,900.00
11-15	$85,995.00
16-20	$90,294.75
21-26	$94,809.49
26+	$99,549.96

Completion of the project and the opening of the proposed branch is subject to customary municipal and regulatory permits and approvals.

The foregoing description of the Lease is qualified in its entirety by reference to the Lease, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

0

Exhibit No.	Description of Exhibit

10.1	Lease dated November 10, 2017 by and between Embassy Bank for the Lehigh Valley and Pope Valley Properties, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embassy Bancorp, Inc.

Date: November 13, 2017	By:	/s / Judith A. Hunsicker
	Name:	Judith A. Hunsicker
	Title:	Senior Executive Vice President,
Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Lease dated November 10, 2017 by and between Embassy Bank for the Lehigh Valley and Pope Valley Properties, LLC.